                                                                       EXHIBIT 5

                                   LAW OFFICES
                         MITCHELL SILBERBERG & KNUPP LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 TRIDENT CENTER
                          11377 WEST OLYMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1683

      Andrew E. Katz            (310) 312-2000          FILE NO: 27426-00032
A PROFESSIONAL CORPORATION    FAX: (310) 312-3100         DOC NO: 0813061.2
TELEPHONE: (310) 312-3738                            E-MAIL ADDRESS: aek@msk.com
   FAX: (310) 231-8408

                                  May 27, 2005

VIA EDGAR

Westcorp
23 Pateur Road
Irvine, California 92618

            Re:   Westcorp
                  Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as legal counsel for Westcorp (the "Company") in connection with the preparation of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to 1,840,622 shares of the Company's Common Stock issuable upon exercise of stock options (the "Shares") granted or to be granted under the Company's 2001 Stock Incentive Plan (the "Plan").

            In our capacity as counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of the legal and factual matters we deemed advisable, and have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the certificates, documents, corporate records, and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. In the course of our examinations and investigations we have assumed the genuineness of all signatures on an original document we have reviewed and on originals of documents where we have reviewed copies, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof. We have also assumed that the issuance of options pursuant to the Plan and entering into of stock option agreements pursuant to the Plan have been, are and will be accomplished in accordance with the terms of the Plan.

MITCHELL SILBERBERG & KNUPP LLP

Westcorp
May 27, 2005
Page 2

            Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that the Shares will be, when issued in compliance with the Plan and upon receipt of full consideration payable therefor, legally issued, fully paid and non-assessable.

            We consent to the filing of this opinion with the Registration Statement. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                          Very truly yours,


                                        /s/ ANDREW E. KATZ
                                   -------------------------------
                                           Andrew E. Katz
                                                 for
                                   MITCHELL SILBERBERG & KNUPP LLP